Exhibit 99

[List of nine qualifications in Item 4 of the Company’s Quarterly Report on Form 10-Q for the three months ended October 31, 2003, filed with the Securities and Exchange Commission on December 15, 2003.]

Item 4. Controls and Procedures.

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1.	Inventory accounting systems require additional review and enhancement to ensure that inventory costing is reasonable and accurate, and apply costing principles that are consistent with U.S. GAAP on an ongoing basis.

2.	The security of systems used for the entry and maintenance of accounting records requires additional documentation and scrutiny to ensure that access to such systems and the data contained therein is restricted to only those employees whose job duties require such access.

3.	A disaster recovery plan requires development and adoption.

4.	System maintenance policies and procedures require development and adoption.

5.	A plan for uniform upgrades of workstations and software, including virus protection and software fixes, must be written and approved by management.

6.	A plan to address the absence of audit trails must be written and implemented.

7.	A policy and procedure to address an overall security framework, including password usage, must be written and implemented.

8.	A test environment separate from the production environment requires establishment.

9.	Additional controls and oversight to ensure GAAP accounting is in place for revenue and capitalization transactions must be implemented.